UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

THE DOW CHEMICAL COMPANY

(a Delaware corporation)

Executive Offices — 2030 Dow Center

Midland, Michigan 48674

(Name, state of incorporation and address of principal executive office of issuer)

I.R.S. Employer Identification No. 38-1285128

The Dow Chemical Company

2012 Stock Incentive Plan

(Full title of the plan)

CHARLES J. KALIL

Executive Vice President, General Counsel

and Corporate Secretary

THE DOW CHEMICAL COMPANY

2030 Dow Center

Midland, Michigan 48674

(Name and address of agent for service)

Telephone: (989) 636-1000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $2.50 per share, of The Dow Chemical Company	44,500,000 shares	$31.89	$1,419,105,000	$162,629.44

(1)	The shares are to be offered at prices not presently determinable. The offering price is estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock of The Dow Chemical Company on The New York Stock Exchange on May 8, 2012.
(2)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART II

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by The Dow Chemical Company (“Dow”) with the Securities and Exchange Commission (“the Commission”) are incorporated herein by this reference:

(a) Dow’s Annual Report on Form 10-K for the year ended December 31, 2011.

(b) Dow’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

(c) Dow’s Current Reports on Form 8-K filed on February 14, 2012, February 14, 2012, February 15, 2012, April 2, 2012 and May 3, 2012.

(d) The description of Dow’s Common Stock, par value $2.50 per share, contained in a registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (“the Act”) and any amendments or reports filed for the purpose of updating that description.

All documents subsequently filed by Dow pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the issuance of Dow’s Common Stock offered hereby has been passed on by Duncan A. Stuart, Associate General Counsel—Corporate Transactions for Dow. As of May 1, 2012, Mr. Stuart beneficially owned 6,980 deferred stock units and 5,556.3 shares of Dow common stock pursuant to various employee stock plans; and held options to purchase 85,052 shares of Dow common stock, of which options to purchase 58,317 shares of Dow common stock were exercisable.

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Article VI of the Restated Certificate of Incorporation, as amended, Dow may indemnify its Directors, officers, employees and agents to such extent as is permitted by the laws of the State of Delaware and as Dow’s Bylaws may from time to time provide. Section 145 of the General Corporation Law of the State of Delaware empowers Dow to indemnify, subject to the standards and limitations therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a Director, officer, employee or agent of Dow or is or was serving as such with respect to another corporation or other enterprise at the request of Dow. Under Section VI of the Bylaws of Dow, Dow is required to indemnify its Directors, officers and employees to the fullest extent permitted by Delaware law whenever such a person is a defendant in any legal proceeding. Section VI also gives the Company discretion to indemnify Directors, officers, employees and agents in other legal proceedings to which they are made a party. Any indemnification of a Director, officer, employee or agent of the Company must be approved by the Board of Directors. Dow maintains a Directors’ and officers’ liability insurance policy that indemnifies Dow’s Directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

Item 8.	EXHIBITS.

Exhibit No.	Description of Exhibit

4(a)	Restated Certificate of Incorporation of The Dow Chemical Company, filed as Exhibit 3(i) to Dow’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, incorporated herein by this reference.

4(a)(i)	Certificate of Designations for the Cumulative Convertible Perpetual Preferred Stock, Series A, as originally filed with the Secretary of State, State of Delaware on March 31, 2009, and re-filed on May 17, 2010, incorporated by reference to Exhibit 3.1 to Dow’s Current Report on Form 8-K filed on April 1, 2009.

4(b)	Bylaws of The Dow Chemical Company, filed as Exhibit 99.1 to Dow’s Current Report on Form 8-K filed on October 13, 2011, incorporated herein by this reference.

5	Opinion of Counsel

23(a)	Consent of Independent Registered Public Accounting Firm.

23(b)	ARPC’s Consent.

23(c)	Consent of Duncan A. Stuart, included in the opinion filed as Exhibit 5.

24	Power of Attorney.

Item 9.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on May 11, 2012.

THE DOW CHEMICAL COMPANY (Registrant)

By:	/S/ RONALD C. EDMONDS
Ronald C. Edmonds Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

A. A. ALLEMANG* A. A. Allemang	Director

J. K. BARTON* J. K. Barton	Director

J. A BELL* J. A. Bell	Director

J. M. FETTIG* J. M. Fettig	Lead Director

J. B. HESS* J. B. Hess	Director

A. N. LIVERIS* A. N. Liveris	Director, President, Chief Executive Officer and Chairman

P. POLMAN* P. Polman	Director

D. H. REILLEY* D. H. Reilley	Director

J. M. RINGLER* J. M. Ringler	Director

R. G. SHAW* R. G. Shaw	Director

/S/ R. C. EDMONDS R. C. Edmonds	Vice President and Controller (Principal Accounting Officer)

W. H. WEIDEMAN* W. H. Weideman	Executive Vice President and Chief Financial Officer

*By:	/S/ RONALD C. EDMONDS
Ronald C. Edmonds Attorney-in-Fact

May 11, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page Number

4(a)	Restated Certificate of Incorporation of The Dow Chemical Company, filed as Exhibit 3(i) to Dow’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, incorporated herein by this reference.

4(a)(i)	Certificate of Designations for the Cumulative Convertible Perpetual Preferred Stock, Series A, as originally filed with the Secretary of State, State of Delaware on March 31, 2009, and re-filed on May 17, 2010, incorporated by reference to Exhibit 3.1 to Dow’s Current Report on Form 8-K filed on April 1, 2009.

4(b)	Bylaws of The Dow Chemical Company, filed as Exhibit 99.1 to Dow’s Current Report on Form 8-K filed on October 13, 2011, incorporated herein by this reference.

5	Opinion of Counsel	10-11

23(a)	Consent of Independent Registered Public Accounting Firm.	12

23(b)	ARPC’s Consent.	13

23(c)	Consent of Duncan A. Stuart, included in the opinion filed as Exhibit 5.

24	Power of Attorney.	14-15